UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 9, 2022 (August 3, 2022)

TransparentBusiness, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56276	47-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Park Ave South 16065 New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 216-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.001 Par Value per Share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2022, the Board of Directors (“Board”) of TransparentBusiness, Inc., (the “Company”) elected Jason Felts as a new member of the Board effective August 3, 2022 with an initial term of one year (“Initial Term”). During the Initial Term, directors have no voting rights. The Initial Term may be extended once or multiple times by the chairperson of the Board, at her or his discretion, in recognition of outstanding contributions to the growth of the Company. Mr. Felt’s committee membership will be decided by the Board at a later date. There is no arrangement or understanding between Mr. Felts and any other person pursuant to which he was appointed as a director. The Company as previously paid Mr. Felts $50,000 in cash for his appearance on one episode of the Company’s show, Unicorn Hunters.

On August 4, 2022, the Board of the Company elected Christopher Carter as a new member of the Board effective August 4, 2022 for an Initial Term. During the Initial Term, directors have no voting rights. The Initial Term may be extended once or multiple times by the chairperson of the Board, at her or his discretion, in recognition of outstanding contributions to the growth of the Company. Mr. Carter’s committee membership will be decided by the Board at a later date. There is no arrangement or understanding between Mr. Carter and any other person pursuant to which he was appointed as a director. The Company has previously paid Mr. Carter $100,000 in cash as compensation for his appearance on three episodes of the Company’s show, Unicorn Hunters and 9,000,000 in Unicoins for his marketing services.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 3, 2022, the Board of the Company adopted Amended and Restated Bylaws of the Company (“Amendment”), which became effective immediately. The Amendment amended Article III, Sections 13 and 14 to allow for appointment of new directors for a one-year initial terms, during which new directors shall not have voting rights.  A provision was also added allowing for discretionary bonus payments to directors for contributions to the growth of the Company, at the discretion of the Chairperson or CEO.  The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of TransparentBusiness, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSPARENTBUSINESS, INC.,

By:	/s/ Richard Devlin
Name:	Richard Devlin
Title:	Senior Vice President and General Counsel

Dated: August 9, 2022

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